Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Tuesday Thomas
(781) 393-4131
TThomas@century-bank.com
William P. Hornby, CPA Joins Century Bancorp, Inc. as Treasurer
Paul V. Cusick, Jr. Retires As Chief Financial Officer
Medford, MA, June 29, 2007 — Century Bancorp, Inc. (NASDAQ: CNBKA) (www.century-bank.com) (the “Company”) today announced that William P. Hornby, CPA, former senior vice president and director of finance for Capital Crossing Bank, has been named Treasurer of the Company and Century Bank and Trust Company.
Mr. Hornby will assume the duties of Paul V. Cusick, who has retired as Vice President and Treasurer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of Century Bank and Trust Company, effective June 28, 2007. Having served as CFO since 1988, Mr. Cusick will continue in a senior consulting capacity at Century Bank.
Prior to joining Capital Crossing Bank in 1998, Mr. Hornby served as an auditor for Wolf & Company, P.C., a certified public accounting firm. He is a 1988 graduate of Boston College.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank’s main office is located at 400 Mystic Avenue, Medford, MA 02155. Branches are located in Allston, Beverly, Boston, Braintree, Brookline, Burlington, Cambridge, Everett, Lynn, Malden, Medford, Newton, Peabody, Quincy, Salem and Somerville. For more information, please visit www.century-bank.com.
###